Exhibit 99.1

MSG NETWORKS INC. REPORTS

FISCAL 2018 THIRD QUARTER RESULTS

Fiscal 2018 third quarter revenues of $186.6 million

Fiscal 2018 third quarter operating income of $80.6 million

Fiscal 2018 third quarter adjusted operating income of $85.7 million

NEW YORK, N.Y., May 3, 2018 - MSG Networks Inc. (NYSE: MSGN) today reported financial results for the fiscal third quarter ended March 31, 2018.

For the fiscal 2018 third quarter, MSG Networks Inc. generated revenues of $186.6 million, an increase of 2% as compared with the prior year period. In addition, the Company generated operating income of $80.6 million, adjusted operating income of $85.7 million and income from continuing operations of $46.9 million.(1)(2)

President and CEO Andrea Greenberg said, “Our third quarter financial results were highlighted by the continued growth of our affiliate revenue base, as we remain on track for another year of solid revenue, adjusted operating income and free cash flow generation. This has been a year of meaningful progress for our Company as we successfully increased distribution on digital platforms and expanded our programming in an effort to broaden our viewership. Looking ahead, we remain confident that we are well positioned to generate ongoing value for our shareholders.”

Fiscal Year 2018 Third Quarter Results

(In thousands, except per share data)	Three Months Ended March 31,
2018
Revenues	$186,568
Operating income	80,584
Adjusted operating income	85,725
Income from continuing operations	46,935
Diluted EPS from continuing operations	$0.62

1.	See page 3 of this earnings release for the definition of adjusted operating income included in the discussion of non-GAAP financial measures.
2.	In the first quarter of fiscal year 2018, the Company adopted ASU No. 2017-07. The adoption of this standard resulted in the non-service cost components of net periodic benefit cost to be presented separately in the income statement from the service cost component and the non-service cost components to no longer be included in the subtotal for operating income. As this standard was applied retrospectively, the Company reclassified $0.4 million and $1.2 million of net periodic benefit cost from selling, general and administrative expenses and direct operating expenses to a separate line item within other income (expense) in the accompanying consolidated statements of operations for the three and nine months ended March 31, 2017. Furthermore, all prior period amounts presented throughout this release reflect reclassifications made as a result of the adoption of ASU No. 2017-07.

Summary of Reported Results from Continuing Operations

Fiscal 2018 third quarter total revenues of $186.6 million increased 2%, or $3.3 million, as compared with the prior year period. Affiliation fee revenue increased $4.9 million, primarily due to higher affiliation rates, partially offset by the impact of a low single-digit percentage decrease in subscribers versus the prior year period. Advertising revenue decreased $2.2 million, primarily due to a higher net increase in deferred revenue related to ratings guarantees, partially offset by other net advertising increases. Other revenues increased $0.7 million as compared with the prior year period.

Direct operating expenses of $80.3 million increased 6%, or $4.8 million, as compared with the prior year period. The increase was primarily due to higher rights fees expense and, to a lesser extent, higher other programming-related cost increases. The increase in rights fees expense primarily reflects a step-up in expense related to the renewal of a rights agreement with the Buffalo Sabres, annual contractual rate increases and additional league fees related to streaming rights, partially offset by a shift in the timing of the recognition of certain other rights fees expense.

Selling, general and administrative expenses of $23.4 million increased 8%, or $1.7 million, as compared with the prior year period, primarily due to higher advertising and marketing costs and, to a lesser extent, other net increases.

Operating income of $80.6 million decreased 3%, or $2.9 million, as compared with the prior year period, primarily due to the increase in direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses (including share-based compensation expense), partially offset by the increase in revenues and, to a lesser extent, lower depreciation and amortization.

Adjusted operating income of $85.7 million decreased 3%, or $2.7 million, as compared with the prior year period, primarily due to the increase in direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses (excluding share-based compensation expense), partially offset by the increase in revenues.

About MSG Networks Inc.

An industry leader in sports production, and content development and distribution, MSG Networks Inc. owns and operates two award-winning regional sports and entertainment networks, MSG Network (MSG) and MSG+, and a live streaming and video on demand platform, MSG GO. The networks are home to 10 professional sports teams, delivering live games of the New York Knicks; New York Rangers; New York Islanders; New Jersey Devils; Buffalo Sabres; New York Liberty; New York Red Bulls and the Westchester Knicks, as well as coverage of the New York Giants and Buffalo Bills. Each year, MSG and MSG+ collectively telecast approximately 500 live professional games, along with a comprehensive lineup of other sporting events, including college football and basketball, and critically-acclaimed original programming. The gold standard for regional broadcasting, MSG Networks has won 152 New York Emmy Awards over the past ten years.

Non-GAAP Financial Measures

We define adjusted operating income, which is a non-GAAP financial measure, as operating income before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. Because it is based upon operating income, adjusted operating income also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company without regard to the settlement of an obligation that is not expected to be made in cash.

We believe adjusted operating income is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income should be viewed as a supplement to and not a substitute for operating income, net income, cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income to adjusted operating income, please see page 6 of this release.

The Company defines Free Cash Flow (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash provided by operating activities from continuing operations less capital expenditures, both of which are reported in our Consolidated Statement of Cash Flows. Net cash provided by operating activities from continuing operations excludes net cash provided by operating activities of discontinued operations. The Company believes the most comparable GAAP financial measure is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall ability to generate liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is generated for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors for comparison of the Company’s generation of liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of Free Cash Flow to net cash provided by operating activities from continuing operations, please see page 8 of this release.

Forward Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Communications (212) 465-6442	Ari Danes, CFA Investor Relations (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.msgnetworks.com

Conference call dial-in number is 877-883-0832 / Conference ID Number 1588856

Conference call replay number is 855-859-2056 / Conference ID Number 1588856 until May 10, 2018

MSG NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Revenues	$186,568	$183,247	$525,246	$512,471
Direct operating expenses	80,322	75,528	222,315	206,227
Selling, general and administrative expenses	23,383	21,669	63,255	59,964
Depreciation and amortization	2,279	2,576	7,153	7,734

Operating income	80,584	83,474	232,523	238,546
Other income (expense):
Interest income	1,195	741	3,072	2,017
Interest expense	(10,932)	(10,204)	(31,817)	(29,433)
Other components of net periodic benefit cost	(407)	(420)	(1,221)	(1,186)

	(10,144)	(9,883)	(29,966)	(28,602)

Income from continuing operations before income taxes	70,440	73,591	202,557	209,944
Income tax benefit (expense)	(23,505)	(29,436)	41,103	(82,173)

Income from continuing operations	46,935	44,155	243,660	127,771
Loss from discontinued operations, net of taxes	—	—	—	(120)

Net income	$46,935	$44,155	$243,660	$127,651

Earnings per share:
Basic
Income from continuing operations	$0.62	$0.59	$3.23	$1.70
Loss from discontinued operations	—	—	—	—
Net income	$0.62	$0.59	$3.23	$1.70
Diluted
Income from continuing operations	$0.62	$0.58	$3.21	$1.69
Loss from discontinued operations	—	—	—	—
Net income	$0.62	$0.58	$3.21	$1.69
Weighted-average number of common shares outstanding:
Basic	75,540	75,264	75,427	75,194
Diluted	76,017	75,643	75,844	75,505

MSG NETWORKS INC.

ADJUSTMENTS TO RECONCILE OPERATING INCOME

TO ADJUSTED OPERATING INCOME

(In thousands)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under our employee stock plan and non-employee director stock plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Operating income	$80,584	$83,474	$232,523	$238,546
Share-based compensation expense	2,862	2,389	10,581	7,438
Depreciation and amortization	2,279	2,576	7,153	7,734

Adjusted operating income	$85,725	$88,439	$250,257	$253,718

MSG NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2018	June 30, 2017
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$194,574	$141,087
Accounts receivable, net	109,410	105,030
Related party receivables, net	25,872	17,153
Prepaid income taxes	4,261	14,322
Prepaid expenses	6,215	6,468
Other current assets	3,867	2,343

Total current assets	344,199	286,403
Property and equipment, net	8,796	11,828
Amortizable intangible assets, net	38,068	40,663
Goodwill	424,508	424,508
Other assets	40,007	41,642

Total assets	$855,578	$805,044

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$654	$1,241
Related party payables	965	2,963
Current portion of long-term debt	72,414	72,414
Income taxes payable	23,990	11,483
Accrued liabilities:
Employee related costs	11,802	14,238
Other accrued liabilities	15,151	10,050
Deferred revenue	7,000	5,071

Total current liabilities	131,976	117,460
Long-term debt, net of current portion	1,136,121	1,240,431
Defined benefit and other postretirement obligations	29,252	29,979
Other employee related costs	2,975	3,930
Other liabilities	5,427	5,597
Deferred tax liability	243,168	351,854

Total liabilities	1,548,919	1,749,251

Commitments and contingencies
Stockholders’ Deficiency:
Class A Common stock, par value $0.01, 360,000 shares authorized; 61,696 and 61,497 shares outstanding as of March 31, 2018 and June 30, 2017, respectively	643	643
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding as of March 31, 2018 and June 30, 2017	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	3,211	6,909
Treasury stock, at cost, 2,563 and 2,762 shares as of March 31, 2018 and June 30, 2017, respectively	(184,449)	(198,800)
Accumulated deficit	(505,209)	(746,539)
Accumulated other comprehensive loss	(7,673)	(6,556)

Total stockholders’ deficiency	(693,341)	(944,207)

Total liabilities and stockholders’ deficiency	$855,578	$805,044

MSG NETWORKS INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

Summary Data from the Statements of Cash Flows

	Nine Months Ended March 31,
	2018	2017
Net cash provided by operating activities from continuing operations	$164,851	$161,673
Net cash used in investing activities from continuing operations	(1,470)	(2,576)
Net cash used in financing activities from continuing operations	(109,894)	(101,019)

Net cash provided by continuing operations	53,487	58,078

Net cash used in discontinued operations	—	(976)

Cash and cash equivalents at beginning of period	141,087	119,568

Cash and cash equivalents at end of period	$194,574	$176,670

Free Cash Flow

	Nine Months Ended March 31,
	2018	2017
Net cash provided by operating activities from continuing operations	$164,851	$161,673
Less: Capital expenditures	(1,470)	(2,576)

Free cash flow	$163,381	$159,097

Capitalization

March 31, 2018
Cash and cash equivalents	$194,574
Credit facility debt(a)	1,215,000

Net debt	$1,020,426

Reconciliation of operating income to AOI for trailing twelve-month period(b)

Operating Income	$308,874
Share-based compensation expense	13,074
Depreciation and amortization	9,715

Adjusted operating income	$331,663

Leverage ratio(c)	3.1x

(a)	Represents aggregate principal amount of the debt outstanding.
(b)	Represents reported adjusted operating income for the trailing twelve months.
(c)	Represents net debt divided by annualized adjusted operating income, which differs from the covenant calculation contained in the Company’s credit facility.